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                                                                  EXHIBIT (d)(1)

                             VOTING TRUST AGREEMENT

         THIS AGREEMENT is made effective the 31st day of August, 1993, by and among Bryan G. Krantz, an individual residing in Jefferson Parish, Louisiana ("Krantz"), Richard Katcher, Trustee U/T/A between John G. Masoni and John G. Masoni, Trustee pursuant to a restatement of his Trust Agreement dated April 19, 1991, as modified on October 24, 1992, an individual residing in University Heights, Ohio ("Katcher") each of Krantz and Katcher hereinafter "Grantor" or "Grantors", and Marie G. Krantz, an individual residing in Jefferson Parish, Louisiana, (the "Trustee").


                              W I T N E S S E T H:

         WHEREAS, Krantz and Katcher respectively, are on the date hereof the owners of 500 and 339,604 common shares, without par value, of The Fair Grounds Corporation, a Louisiana corporation (the "Company");

         WHEREAS, each of the Grantors desires and has agreed to deposit in a voting trust all of such common shares held by him on the date hereof; and

         WHEREAS, the Trustee desires to act as trustee of the voting trust in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and the covenants and conditions set forth herein, the parties hereto agree as follows:

         1. Deposit. The Grantors shall deposit with the Trustee, simultaneously with their execution of this Agreement, share certificates representing, respectively, the 500 and 339,604 common shares, without par value, of the Company held by them (the "Shares"), together with proper assignments thereof to the Trustee, and the Trustee shall deliver in exchange therefor voting trust certificates (the "Certificates") in the form attached hereto as Exhibit A. Any and all common shares of the Company hereafter acquired by the Grantors, and any and all other shares of the Company of any kind or character acquired by the Grantors or the Trustee in exchange for or otherwise as a consequence of holding the Shares or the Certificates, shall be subject to this Agreement, and deemed included in the Shares, immediately upon the Grantors' or the Trustees' acquisition thereof, as the case may be.

         2. Trustee's Rights. Title to the Shares shall be vested in the Trustee during the Term (as hereinafter defined) of this Agreement. The Trustee may cause the Shares to be transferred to her or her nominee on the books of the Company, but the Trustee shall assume no liability as shareholder, her interest in the Shares hereunder being that of the Trustee only. Except as
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otherwise provided herein, the Trustee shall have and shall be entitled to exercise and enjoy with respect to the Shares, in her unrestricted discretion, any and all rights of a holder of shares in the Company, including by way of example and not limitation (i) the right to vote the Shares and to participate in and consent or refuse to consent to any and all corporate or shareholders' actions of any character, all in her sole and absolute discretion; (ii) the right to examine the books and records of the Company; and (iii) all other rights granted or available to the holders of shares in a Louisiana corporation; provided, however, that the Grantors shall retain the exclusive right to receive and retain any distributions of property (except shares of the Company) made by the Company in the form of dividends or upon the liquidation, dissolution or winding up of the Company. The matters regarding which the Trustee shall be entitled to act in her sole discretion pursuant to clause (i) above shall include, by way of example but not limitation, any sale of substantially all of the assets of, or any liquidation of, the Company; any increase or decrease in the authorized or outstanding number of shares of any class of shares of the Company; any merger or consolidation involving the Company; any acquisition by the Company of any other business or of substantially all of the assets thereof; any election of directors of the Company; any amendment to the articles of incorporation or regulations of the Company; or any recapitalization or reorganization of the Company.

         3. Limitation on Rights. Except as expressly set forth in section 2 hereof, the Grantors shall not be entitled during the Term hereof to vote or to take part in, consent to or dissent from any corporate or shareholders' action, or to do or perform any other act or thing that the holders of shares of the Company are now or may hereafter become entitled to do or perform in that capacity.

         4. Exercise of Trustee's Rights. The Trustee shall assume no liability or responsibility hereunder in connection with the exercise of her judgment or rights hereunder, or in connection with the management of the Company or any action taken by its directors in connection with that exercise, or in connection with actions taken with or pursuant to the Trustee's consent thereto; provided, that the Trustee shall incur liability to the Grantors hereunder for willful misfeasance or malfeasance in connection with the Shares or her performance of this Agreement.

         5. Restriction on Transfer. Notwithstanding anything to the contrary stated or implied herein, the Trustee shall not sell, transfer, assign, convey, encumber, pledge, hypothecate or otherwise dispose of, or place any lien or charge on, the Shares, other than in connection with any corporate event or action also affecting shares of the Company other than the Shares that has that result.


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         6. Conflict. The Trustee may be or become a shareholder, director or officer of the Company or of any affiliate thereof, may contract with and be financially interested in any matter or transaction to which the Company or any affiliate thereof is a party or in which it is concerned, and may otherwise conduct and manage matters between herself and the Company, as fully and freely as if she were not the Trustee hereunder.

         7. Successor Trustee. The Trustee may appoint one or more successor trustees, if she discontinues serving in her capacity as Trustee. If the Trustee is unable or unwilling to appoint a successor Trustee or is deceased, Bryan G. Krantz shall select a successor Trustee. Bryan G. Krantz may appoint himself as successor Trustee if such appointment is not prohibited by law and does not adversely affect the force and effect of this Voting Trust Agreement. In each instance the appointment of the successor Trustee must be in writing and a copy thereof delivered to the Grantors.

         8. Term. The voting trust created pursuant to this Agreement shall be for a term of fifteen years from the date hereof (the "Term"), shall be irrevocable during the Term and shall survive the deaths of the Grantors. It may be extended for an additional ten years on the written request of the Grantors.

         9. Regulatory Approvals. The parties acknowledge that this Voting Trust Agreement may not be changed, amended, modified or terminated, nor may a successor Trustee be appointed under Paragraph 7 hereunder, without certain reports to and administrative approvals of the Chairman of the Nevada State Gaming Control Board or his designee.

        10. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect any other provision hereof, and such unaffected provisions shall remain in full force and effect.

        11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors, heirs, legal representatives and assigns.

        12. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Louisiana.

        13. Notices. All notices and other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known address.


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         14. Non-Waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of the right shall constitute a waiver of that right or any other right, unless otherwise expressly provided herein.

         15. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

         16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written in the presence of undersigned competent witnesses, after reading of the whole.

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WITNESSES:


                                             /s/ BRYAN G. KRANTZ
-----------------------------------          -----------------------------------
                                             BRYAN G. KRANTZ

-----------------------------------

                                             /s/ RICHARD KATCHER
-----------------------------------          -----------------------------------
                                             RICHARD KATCHER, Trustee, u/t/a
                                             between John G. Masoni and John G.
-----------------------------------          Masoni, Trustee, pursuant to a
                                             restatement of his Trust Agreement
                                             dated April 19, 1991 as modified on
                                             October 24, 1992

                                             /s/ MARIE G. KRANTZ
-----------------------------------          -----------------------------------
                                             MARIE G. KRANTZ, as Voting Trustee

-----------------------------------
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